                                                                   EXHIBIT 10.21



                    INTELLECTUAL PROPERTY PURCHASE AGREEMENT



                                     BETWEEN



                                  NEOPATH, INC.

                                       AND

                                 AUTOCYTE, INC.



                           DATED AS OF APRIL 24, 1999

                    INTELLECTUAL PROPERTY PURCHASE AGREEMENT


         This Agreement, dated as of April 24, 1999, is made and entered into by and between NeoPath, Inc., located at 8271 154th Avenue N.E., Redmond, Washington 98052 ("NeoPath"), and AutoCyte, Inc., located at 780 Plantation Drive, Burlington, North Carolina 27215 ("AutoCyte"). NeoPath and AutoCyte are sometimes referred to collectively as the "Parties" and individually as a "Party."

         The Parties agree as follows:

SECTION 1. DEFINITIONS

         The following terms will have the following specified meanings whenever used in this Agreement with initial letters capitalized:

         "ACQUIRED ASSETS" means (a) a fifty-five percent (55%) undivided, royalty-free and fully paid-up ownership right, title, and interest in and to the NSI Intellectual Property Rights (including, without limitation, all rights to perfection, registration, rights against Third Parties, and rights to defend the NSI Intellectual Property Rights), (b) undivided rights to fifty-five (55%) percent of the benefit of all covenants, representations and warranties made by NSI to AutoCyte, and (c) an undivided right to all approvals and consents acquired by NSI or AutoCyte in connection with the NSI AutoCyte Agreement.

         "AFFILIATE" means any Person directly or indirectly (through any number of successive tiers) that controls, is controlled by, or is under the common control with a Party.

         "BANKRUPTCY CASE" means Case Number 99-00703 pending before the United States Bankruptcy Court for the District of Delaware.

         "CLOSING" means the consummation of NeoPath's purchase of an undivided ownership interest in the Acquired Assets as contemplated by Section 2.

         "CONFIDENTIAL INFORMATION" means any confidential or proprietary information of NSI that is transferred to AutoCyte, whether of a technical, business or other nature (including, but not necessarily limited to: trade secrets, know how, and information relating to the NSI Intellectual Property Rights, customers, business plans, promotional and marketing activities, finances and other business affairs of NSI.

         "DOCUMENTATION" means any design, plan, drawing, schematic, flow chart, photograph, notebook, notice, premarket approval, writing, tape or other documentation (whether in handwritten, printed, coded, magnetic, electronic or other form or media).

INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                  PAGE 1

         "IMPROVEMENT" means any correction, modification, enhancement, improvement, update, revision or derivative to or of the NSI Intellectual Property Rights or the intellectual property covered thereby.

         "LITIGATION" means the claims in the three lawsuits described on Exhibit A and any other claims filed subsequent to the commencement of those lawsuits that are based on the NSI Intellectual Property Rights pending against either Party.

         "MAKE" (or such conjugations thereof, as the context may require) means manufacture, assemble, produce, reproduce, copy or make (or such conjugations thereof, as the context may require).

         "NSI" means Neuromedical Systems Inc., and each Person that is an Affiliate of NSI.

         "NSI-AUTOCYTE AGREEMENT" means that certain Asset Purchase Agreement dated as of March 25, 1999, pending in the Bankruptcy Case by which, subsequent to entry of any order in the Bankruptcy Case, AutoCyte will acquire the NSI Intellectual Property Rights.

         "NSI INTELLECTUAL PROPERTY RIGHTS" means "Transferred Intellectual Property" and "Transferred Claims" as those terms are defined in the NSI-AutoCyte Agreement, and includes, without limitation, the Patent Rights and the Trademark Rights.

         "NSI PRODUCTS" means PapNet, PR1MA, and PapNet-On-Cyte.

         "PATENT RIGHTS" means the same in this Agreement as "Transferred Patent Rights" means in the NSI-AutoCyte Agreement.

         "PERSON" means any individual, corporation, partnership, limited liability company, trust, association, organization, governmental authority or other entity.

         "RESERVED CLAIMS" means the claims of the Parties that are not based on the NSI Intellectual Property Rights.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "SHARES" means 1,230,000 shares of NeoPath's common stock.

         "THIRD PARTY" means any Person other than a named party to this Agreement.


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                 PAGE 2

         "TRADEMARK RIGHTS" means the same in this Agreement as "Transferred Trademark Rights" means in the NSI-AutoCyte Agreement.

SECTION 2. PURCHASE AND SALE

         2.1 PURCHASE OF ACQUIRED ASSETS

         Subject to the terms and conditions of this Agreement (including, without limitation, the limitations with respect to the Patent Rights described in Section 5.2 of this Agreement), at the Closing, AutoCyte will sell, assign, transfer, convey, and deliver to NeoPath, and NeoPath will purchase, acquire, and accept the Acquired Assets from AutoCyte, free and clear of all liens, claims, restrictions, interests, and encumbrances except for restrictions arising because NSI's representations, warranties, and covenants to AutoCyte set forth in the NSI-AutoCyte Agreement turn out not to be true as of either March 25, 1999 or the date of closing of the NSI-AutoCyte Agreement.

         2.2 CLOSING AND DELIVERIES

                  2.2.1 CLOSING CONDITIONS, DATE AND PLACE

         The Closing will occur after (a) NeoPath's verification, in its reasonable discretion, that the Acquired Assets can and will be sold, assigned, transferred, conveyed, and delivered to NeoPath at the Closing without any Third Party, following the Closing, retaining, holding or having, based on any licenses, distributorships, agreements, reservations, liens or other agreements (including any of the agreements listed on Schedule 3.1(f) of the NSI-AutoCyte Agreement) any right to claim against NeoPath for patent infringement in the United States, Canada or Europe based on the NSI Intellectual Property Rights, provided that such verification shall be completed or waived and NeoPath shall notify AutoCyte whether this closing condition is satisfied as soon as practicable after the closing of the transactions contemplated by the NSI-AutoCyte Agreement (it being understood that this closing condition shall be independent of the representations and warranties of AutoCyte contained in
Section 5.2 or any limitations, restrictions, reservations, claims, interests, liens and encumbrances on the NSI Intellectual Property Rights identified or permitted under Section 2.1 or under Section 5.2 or otherwise under this Agreement, and such condition may be invoked by NeoPath whether or not such representations and warranties were true and correct when made or are true and correct at the time NeoPath notifies AutoCyte that this closing condition is satisfied or waived and whether or not such limitations, restrictions, reservations, claims, interests, liens and encumbrances exist or will exist at or after such time), (b) an order has been entered in the Bankruptcy Case approving AutoCyte's acquisition of the NSI Intellectual Property Rights, and
(c) AutoCyte has acquired all the NSI Intellectual Property Rights. If such conditions are met, the Closing will take place on the later of September 1, 1999 (unless the Parties agree in writing to an extension of such deadline) or three (3) business days after the closing of AutoCyte's acquisition of all the NSI Intellectual Property Rights pursuant to the NSI-AutoCyte Agreement at 10 a.m. local time at the offices of


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                 PAGE 3

Perkins Coie LLP, 411 - 108th Avenue N.E., Bellevue, Washington 98004, or such other time or location as NeoPath and AutoCyte will agree upon.

                  2.2.2    INSTRUMENTS OF SALE AND TRANSFER; FURTHER ASSURANCES

         At or prior to the Closing, AutoCyte will deliver to NeoPath such instruments of sale and assignment as will vest NeoPath with the Acquired Assets. AutoCyte will take reasonable additional steps as may be necessary by NeoPath to record and put NeoPath in ownership of the Acquired Assets to the extent contemplated hereby, including, without limitation, the steps described in paragraph 4.3.1.

         2.3 PURCHASE PRICE

         The purchase price for the Acquired Assets will be (a) Two Million Two Hundred Thousand Dollars ($2,200,000) and (b) the Shares. Such purchase price will be due on the later of Closing or September 1, 1999 (unless the Parties agree in writing to a date subsequent to September 1, 1999). The cash portion of the purchase price will be paid by certified check or wire transfer, and the Shares will be evidenced by a certificate registered in AutoCyte's name or in the name of any wholly-owned Affiliate of AutoCyte, whether now-existing or hereafter formed.

         2.4 RESERVATION OF RIGHTS

         As between the Parties, the Parties retain all right, title and interest in and to their respective intellectual property that is not part of the NSI Intellectual Property Rights.

SECTION 3. COVENANTS

         3.1 COVENANTS OF AUTOCYTE

                  3.1.1 APPROVAL AND CLOSING OF THE NSI-AUTOCYTE AGREEMENT

         AutoCyte will use its best efforts to acquire the NSI Intellectual Property Rights, including, without limitation, seeking and obtaining the entry of an order in the Bankruptcy Case approving and authorizing the acquisition by AutoCyte of all NSI Intellectual Property Rights and closing the purchase of the NSI Intellectual Property Rights; provided that AutoCyte shall not be required hereunder to pay more for the NSI Intellectual Property Rights than the consideration contemplated by the NSI-AutoCyte Agreement.

                  3.1.2 DISCLOSURE TO NEOPATH OF THE NSI INTELLECTUAL PROPERTY RIGHTS

                           3.1.2.1 Within thirty (30) days after the Closing,
AutoCyte will prepare and submit to NeoPath a written report setting forth in reasonable detail a description of each of the following to the extent such have been provided to AutoCyte by NSI and such have not been previously disclosed or delivered to NeoPath:


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                 PAGE 4

                  (a) any NSI Intellectual Property Rights;

                  (b) any material Documentation of any NSI Intellectual Property Rights;

                  (c) any restrictions on the rights to any portion of the NSI Intellectual Property Rights that NSI licensed or otherwise acquired from any third party and a description of the applicable portion of the NSI Intellectual Property Rights;

                  (d) the files of all attorneys for NSI related to the Patent Rights (including, without limitation, patents in the Litigation or any other action or proceeding);

                  (e) all software of NSI in an industry-standard, machine readable format; and

                  (f) all documents supporting the U.S. clinical trial of the PR1MA and a list of all hardware documentation;

                  (g) any Documentation that evidences any such restrictions of third parties.

                           3.1.2.2 Upon NeoPath's request, AutoCyte will provide
to NeoPath:

                  (a) a copy of any Documentation described in subparagraph 3.1.2.1(b) or (d);

                  (b) a copy of any additional Documentation required to fully disclose the NSI Intellectual Property Rights to NeoPath;

                  (c) access to AutoCyte's employees as reasonably required to fully disclose the NSI Intellectual Property Rights to NeoPath upon prior notice and in a manner so as not to interfere with AutoCyte's business; and

                  (d) such other information as NeoPath may reasonably request to fully disclose the NSI Intellectual Property Rights to NeoPath.

                           3.1.2.3 Upon NeoPath's written request, AutoCyte will
make additional reasonable
efforts to obtain from NSI and from NSI's employees information reasonably requested by NeoPath related to the NSI Intellectual Property Rights.

                  3.1.3 AMENDMENT TO NSI-AUTOCYTE AGREEMENT

         AutoCyte will not agree to any amendment to the NSI-AutoCyte Agreement and will not waive any condition to closing, consent, or approval required under the NSI-AutoCyte Agreement without the prior written consent of NeoPath, which consent will not be unreasonably withheld.


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                 PAGE 5

                  3.1.4 RESTRICTIONS ON THE SHARES

         The Shares shall not be sold or transferred by AutoCyte unless either
(A) they first shall have been registered under the Securities Act or (B) NeoPath first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to NeoPath, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

         Each certificate representing the Shares shall bear a legend substantially in the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws and may not be transferred or otherwise disposed of unless and until such shares are registered under the Act and such laws or (1) registration under applicable state securities laws is not required and (2) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required."

         The foregoing legend shall be removed from the certificates representing any Shares at the request of the holder thereof at such time as they become registered under the Securities Act or eligible for resale pursuant to Rule 144(k) under the Securities Act (or any successor provision).

         NeoPath shall be entitled to place a stop order on the Shares to ensure that transfers are made in accordance with the terms of this Agreement.

         3.2 MUTUAL COVENANTS REGARDING LITIGATION

                  3.2.1 DISMISSAL OF THE LITIGATION

         After the Closing, the Parties will each cause their attorneys to stipulate to a substitution of AutoCyte for NSI in the Litigation. Each Party will use its best efforts to cause the Litigation to be dismissed by the date ten (10) business days after the Closing. Such dismissals will be without prejudice and without costs to either Party but subject to the mutual release in subparagraph 3.2.2 and the mutual covenant not to sue in subparagraph 3.2.3 hereof.

                  3.2.2 MUTUAL RELEASE OF CLAIMS

         As of the Closing, the Parties hereby irrevocably and unconditionally release each other from any claim pending in the Litigation and from any claim based on the NSI Intellectual Property Rights or the NSI Products. The Parties do not release each other from claims based on anything other than the claims pending in the Litigation or from claims based on anything unrelated to the NSI Intellectual Property Rights or the NSI Products.


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                 PAGE 6

                  3.2.3 MUTUAL COVENANT NOT TO SUE

         As of the Closing, the Parties hereby irrevocably and unconditionally covenant not to sue, or bring, prosecute, assist or participate in any judicial, administrative or other action or proceeding of any kind against (i) the other Party, or any Affiliate of the other Party, on account of the NSI Intellectual Property Rights or NSI Products or (ii) any reseller or customer of the other Party or its Affiliates but only with respect to such reseller's or customer's selling or distributing (not Making, having Made, or using) products based on the NSI Intellectual Property Rights or the NSI Products.

                  3.2.4 NEGOTIATE IN GOOD FAITH

         The Reserved Claims are not part of the NSI Intellectual Property Rights and will not be affected by any dismissal, release, or covenant not to sue set forth in paragraph 3.2. The Parties will negotiate in good faith to attempt to reach resolution of Reserved Claims before January 20, 2000. Prior to January 20, 2000, each Party will not commence an action or proceeding against the other Party on the Reserved Claims; provided, however, either Party may assert the Reserved Claims as counterclaims in any action or proceeding the other Party commences in breach of the obligation in this subparagraph.

SECTION 4. COOPERATION IN CO-OWNERSHIP OF, AND RESTRICTIONS ON TRANSFER OF, NSI INTELLECTUAL PROPERTY RIGHTS

         4.1 NO RIGHT TO IMPROVEMENTS OR ACCOUNTING

         Except as otherwise provided in a separate written agreement entered into by the Parties after the date of this Agreement, neither Party will have any right or interest in or to any Improvement made by the other Party. Except as otherwise provided in a separate written agreement entered into by the Parties after the date of this Agreement, neither Party will have any right or interest in or to any revenues, profits or other benefits derived by the other Party from such other Party's commercial exploitation of any NSI Intellectual Property Rights.

         4.2 RESTRICTION ON LICENSING OR ASSIGNING THE NSI INTELLECTUAL PROPERTY RIGHTS

         No Party will license or assign any rights to the NSI Intellectual Property Rights without the prior written consent of the other Party. Notwithstanding the foregoing, each party may license the following rights in the NSI Intellectual Property Rights without the prior written consent of the other Party:

                  (a) any right to Affiliates;

                  (b) right to use NSI Intellectual Property Rights to end user customers of the Party;


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                 PAGE 7

                  (c) right to furnish support to customers in connection with their end user licenses from the Party;

                  (d) right to have Made any product embodying the NSI
                      Intellectual Property Rights; and

                  (e) right to market and distribute the NSI Intellectual
                      Property Rights to the Party's distributors and resellers.

         4.3 PERFECTION OF INTERESTS

                  4.3.1 After the Closing, each Party will cooperate in amending all public filings with respect to the NSI Intellectual Property Rights to name both Parties as being the record owners of the NSI Intellectual Property Rights and to otherwise reflect the co-ownership of the NSI Intellectual Property Rights. Each Party will take such further action (including, but not limited to, the execution, acknowledgment and delivery of assignments, instruments of transfer and conveyance, and other documents) as may be reasonably requested by the other Party to evidence, perfect or effect such other Party's rights, titles and interests in and to any NSI Intellectual Property Rights.

                  4.3.2 If a Party wishes to make an application, registration or filing with any governmental authority to effect, perfect, evidence or enforce any patent, copyright, trademark or other proprietary right in any of the NSI Intellectual Property Rights, such Party will furnish the other Party not less than fifteen (15) calendar days' advance written notice of its intent to make such a filing. The Party receiving such notice may within fifteen (15) calendar days elect in writing to participate and pay one-half (1/2) the cost of such application, registration or filing with any governmental authority. Any Party not so electing to participate with the other Party in such application, registration, or filing will nevertheless cooperate with the other Party in such filing. Further, upon request of such other Party, the Party making the filing, application, registration or action will assign or otherwise transfer to such other Party a fifty percent (50%) undivided interest in such filing, application, registration or action and any NSI Intellectual Property Rights evidenced, perfected or effected by the same.

                  4.3.3 Each Party will take appropriate steps and precautions for the protection against any loss or diminishment of any NSI Intellectual Property Rights. Without limiting the generality of the foregoing, each Party will exercise at least the same degree of care against any unauthorized use or disclosure of any trade secrets included in such NSI Intellectual Property Rights as such Party exercises with regard to its own trade secrets.

         4.4 THIRD-PARTY INFRINGEMENT

         Each Party will give the other Party prompt written notice of any claim or challenge to the NSI Intellectual Property Rights and of any infringement, misappropriation or violation of any of the NSI Intellectual Property Rights by any Third Party that may come to such


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                 PAGE 8

Party's attention (including, without limitation, a statement of the facts which are known by the Party giving the notice and which such Party believes might reasonably serve as a basis for a claim of such infringement, misappropriation or violation, supported by copies of any pertinent documentation within the possession or control of the Party giving the notice). Each Party may, but will not be obligated to, investigate defending or pursuing any legal action or proceeding that it deems appropriate against any infringement, misappropriation or violation of the NSI Intellectual Property Rights. In connection with any defense or legal action or proceeding commenced by the Party under this paragraph:

                  (a) the Party will give the other Party written notice of its intent to defend or commence the action or proceeding a reasonable period in advance of such defense or commencement;

                  (b) neither Party will use the other Party's name as a party to an action or proceeding without such Party's prior written consent except to the extent absolutely required to properly defend or commence or prosecute the action or proceeding;

                  (c) either Party may, at its option, participate in any such action or proceeding (e.g., as a party to the action), and will pay its attorneys' fees and other costs to participate in such action or proceeding;

                  (d) each Party will provide the other Party such information relating to the action or proceeding as the other Party may reasonably request; and

                  (e) any recovery in such action or proceeding will be applied first to pro-rate reimbursement of the Parties' costs and expenses incurred in connection with such action or proceeding, second to be divided between the Parties in proportion to their respective damages suffered on account of the infringement, misappropriation or violation, and third to a split between the Parties, with fifty-five percent (55%) of any amount to NeoPath and forty-five percent (45%) of any amount to AutoCyte.

         4.5 LIMITATION

         Except as otherwise provided for under paragraphs 4.3 and 4.4, neither Party will have any obligation to:

                  (a) sue, recover damages or obtain relief for any infringement, misappropriation or violation of any copyright, trademark or other proprietary right in any of the NSI Intellectual Property Rights;

                  (b) make any application, registration or filing with any governmental authority to effect, perfect, evidence or enforce any copyright, trademark or other proprietary right in any of the NSI Intellectual Property Rights; or

                  (c) otherwise protect any of the NSI Intellectual Property Rights.


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                 PAGE 9

SECTION 5. WARRANTIES

         5.1 BY NEOPATH

         NeoPath represents and warrants to AutoCyte that:

                  (a) NeoPath has the full power and authority to execute, deliver and perform this Agreement;

                  (b) NeoPath's execution, delivery and performance of this Agreement will not conflict with, result in a breach of or constitute a default under any contract, agreement or other obligation of NeoPath;

                  (c) when delivered to AutoCyte, the Shares will have been duly authorized, validly issued, and will be fully paid-up and nonassessable shares of NeoPath's common stock;

                  (d) NeoPath has obtained any and all approvals, consents and other actions required for NeoPath to execute, deliver and perform this Agreement.

         5.2 BY AUTOCYTE

         AutoCyte represents and warrants to NeoPath that:

                  (a) AutoCyte has the full power and authority to execute, deliver and perform this Agreement;

                  (b) AutoCyte's execution, delivery and performance of this Agreement will not conflict with, result in a breach of, or constitute a default under any contract, agreement or other obligation of AutoCyte;

                  (c) upon the entry of an order in the Bankruptcy Case approving the sale to AutoCyte of the NSI Intellectual Property Rights, AutoCyte will have obtained any and all approvals, consents and other actions required for AutoCyte to execute, deliver and perform this Agreement;

                  (d) to the best of AutoCyte's knowledge following the limited due diligence and investigation conducted by AutoCyte, the NSI Intellectual Property Rights include all the tangible and intangible intellectual property of NSI of any kind or nature;

                  (e) except as set forth in Schedule 3.1(f) to the NSI-AutoCyte Agreement, as of the Closing, AutoCyte will have all right, title and interest in and to the U.S., Canadian or European (including Switzerland, Belgium, Germany, Denmark, Spain, Finland, France, United Kingdom, Ireland and the Netherlands) Patent Rights free and clear of any lien, claim, restriction, interest, or encumbrance of NSI (provided the


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                PAGE 10
         representations and warranties NSI made to AutoCyte in the NSI-AutoCyte Agreement about the NSI Intellectual Property Rights are true) and will have the exclusive right to dismiss all claims against NeoPath in the Litigation and to release NeoPath, as set forth in subparagraph 3.2.2, from such claims;

                  (f) as of the closing of the transactions contemplated by the NSI-AutoCyte Agreement, AutoCyte will have paid NSI Four Million Dollars ($4,000,000) plus 1.4 million of its shares of common stock in AutoCyte to NSI for acquisition of the NSI Intellectual Property Rights and is not entitled to any discount, offset, rebate, payment on an amount scheduled by NSI or on a proof of claim, or other reduction in such amounts; and

                  (g) except as set forth in Schedule 3.1(f) to the NSI-AutoCyte Agreement, and except for a forty-five percent (45%) undivided, royalty-free and fully paid-up ownership right, title, and interest in and to the NSI Intellectual Property Rights retained by AutoCyte, the right, title and interest in and to the U.S., Canadian or European (including Switzerland, Belgium, Germany, Denmark, Spain, Finland, France, United Kingdom, Ireland and the Netherlands) Patent Rights transferred to NeoPath hereunder will be free and clear of any lien, claim, restriction, interest, or encumbrance arising from NSI, its creditors, and parties in interest (provided the representations and warranties NSI made to AutoCyte in the NSI-AutoCyte Agreement about the NSI Intellectual Property Rights are true) or arising from AutoCyte, its creditors, or its parties in interest.

SECTION 6. INDEMNIFICATION

         6.1 INDEMNIFICATION BY NEOPATH

         NeoPath will defend and indemnify AutoCyte (including its directors, officers, employees and agents) from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of:

                  (a) any breach of NeoPath's warranties set forth in paragraph 5.1;

                  (b) NeoPath's commercial exploitation of the NSI Intellectual Property Rights;

                  (c) any breach of NeoPath's obligations in Sections 3 and 4; and

                  (d) any claim by a Third Party based on the NSI Intellectual Property;

provided, however, that NeoPath will not be obligated to defend, indemnify or hold harmless AutoCyte (or its directors, officers, employees or agents) from or against any claim, liability, damage, cost or expense if and to the extent the same is attributable to any negligence, willful misconduct or breach of this Agreement by AutoCyte.


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                PAGE 11

         6.2 INDEMNIFICATION BY AUTOCYTE

         AutoCyte will defend and indemnify NeoPath (including its directors, officers, employees and agents) from and against any and all claims, liabilities, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of:

                  (a) any breach of AutoCyte's warranties set forth in paragraph 5.2;

                  (b) AutoCyte's commercial exploitation of the NSI Intellectual Property Rights;

                  (c) any breach of AutoCyte's obligations in Sections 3 and 4; and

                  (d) any claim by a Third Party based on the NSI Intellectual Property;

provided, however, that AutoCyte will not be obligated to defend, indemnify or hold harmless NeoPath (or its directors, officers, employees or agents) from or against any claim, liability, damage, cost or expense if and to the extent the same is attributable to any negligence, willful misconduct or breach of this Agreement by NeoPath.

         6.3 NOTICE, COOPERATION, ETC.

         The Party seeking to enforce the other Party's obligations under paragraph 6.1 or 6.2 will:

                  (a) give such other Party prompt written notice of the claim;

                  (b) cooperate with such other Party in connection with the defense and settlement of the claim;

                  (c) not settle or compromise the claim without the prior written consent of such other Party; and

                  (d) permit such other Party to control the defense and settlement of the claim.

SECTION 7. MISCELLANEOUS

         7.1 NOTICES

         Any notice under this Agreement will be made in writing and may be given or served by:

                  (a) delivering the same in person or by prepaid messenger service to the Person to be notified;


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                PAGE 12

                  (b) depositing the same in the mail, postage prepaid, registered or certified with return receipt requested, and addressed to the Person to be notified at the address specified below; or

                  (c) telex, facsimile, telegraph, telecopy, or other written (other than email) telecommunication medium.

If notice is deposited in the United States mail pursuant to clause (b) of this paragraph, it will be deemed to have been given upon the fifth day after the date that it is so deposited. Notice given in any other manner will be deemed to have been given only if and when received at the address of the Person to be notified. For the purpose of notice, the addresses and facsimile numbers of the Parties are as follows:

                  If to AutoCyte:        AutoCyte Inc.
                                         780 Plantation Drive
                                         Burlington, North Carolina  27215
                                         Attn:  James B. Powell

                  With a copy to:        Palmer & Dodge LLP
                                         One Beacon Street
                                         Boston, Massachusetts 02108
                                          Attn: Steven N. Farber
                                                Marc A. Rubenstein

                  If to NeoPath:         NeoPath, Inc.
                                         8271 154th Avenue N.E.
                                         Redmond, Washington 98052
                                         Attn:    Alan C. Nelson, Ph.D

                  With a copy to:        Perkins Coie LLP
                                         411 -108th Avenue N.E., 18th Floor
                                         Bellevue, Washington 98004
                                         Attn:  Richard R. Rohde

Either Party may from time to time change its address for notices under this Agreement by giving the other Party notice of such change in accordance with this paragraph.

         7.2 INDEPENDENT CONTRACTORS

         Each Party is an independent contractor and not a partner, franchisee, or agent of the other. This Agreement will not be interpreted or construed as creating or evidencing any partnership, franchise, or agency between the Parties or as imposing any partnership, franchise or agency obligation or liability upon either Party. Further, except as provided in Section 4, neither Party is authorized to, and will not, enter into or incur any agreement,


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                PAGE 13
contract, commitment, obligation or liability in the name of or otherwise on behalf of the other Party.

         7.3 NO THIRD-PARTY BENEFICIARIES

         This Agreement is for the benefit of, and will be enforceable by, the Parties only. This Agreement is not intended to confer any right or benefit on any Third Party (including, but not limited to, any employee of any Party). No action may be commenced or prosecuted against a Party by any Third Party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.

         7.4 ASSIGNMENT

         Neither Party will assign all or any part of this Agreement or any of its rights under this Agreement without the prior written consent of the other Party, provided that either Party may assign all of its right, title, and interest in and to this Agreement, upon thirty (30) days' prior written notice to the other Party, to a successor to the Party by way of merger, consolidation, or other corporate reorganization, or a sale of substantially all of the Party's assets, where such successor agrees in writing to be bound by all of the provisions of this Agreement. No assignment, with or without the other Party's consent, will relieve a Party from its obligations under this Agreement. Subject to the foregoing restriction on assignment, this Agreement will be fully binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         7.5 NONWAIVER

         No waiver by either Party of any provision of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other provision on any future occasion. The failure of either Party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provisions, rights, or remedies in that or any other instance; rather, the same will be and remain in full force and effect.

         7.6 COURT VENUE AND JURISDICTION

         AutoCyte will not commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Agreement other than in the state or federal courts located in Delaware. AutoCyte irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding or claim arising under or by reason of this Agreement.


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                PAGE 14

         7.7 ATTORNEYS' FEES AND COSTS

         In any action, suit or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party will be entitled to recover its costs and expenses (including, without limitation, reasonable attorneys' fees) reasonably incurred in connection with such proceeding or any appeal thereof.

         7.8 APPLICABLE LAW

         THIS AGREEMENT WILL BE INTERPRETED, CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES TO THE CONTRARY. THE 1980 UN CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS OR ITS SUCCESSOR WILL NOT APPLY TO THIS AGREEMENT.

         7.9 PUBLICITY

         The Parties will issue a mutually agreeable joint press release regarding this Agreement and will not make any further announcement with respect to the transactions contemplated hereby except as required by applicable law, without the prior written approval of the other Party, which will not be unreasonably withheld.

         7.10 HEADINGS

         The list of exhibits and headings of sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not intended to restrict, affect or be of any weight in the interpretation or construction of the provisions of such sections, paragraphs or subparagraphs.

         7.11 COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         7.12 COMPLIANCE WITH LAWS

         In the performance of this Agreement or the exercise of any right granted under this Agreement, each Party will comply with all applicable laws, regulations, rules, orders and other requirements, now or hereafter in effect, of any governmental authority having jurisdiction.


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                PAGE 15

         7.13 ENTIRE AGREEMENT

         This Agreement (including Exhibit A) constitutes the entire agreement, and supersedes any and all prior agreements, between the Parties with regard to the NSI Intellectual Property Rights. No amendment of any provision of this Agreement will be valid unless set forth in a written instrument signed by both Parties.

NEOPATH:                                   AUTOCYTE:

NEOPATH, INC.                              AUTOCYTE INC.


By: /s/ Alan C. Nelson                     By:  /s/ William O. Green

Title:  Chairman                           Title:  V.P. and C.F.O.

Date Signed:  April 24, 1999               Date Signed:  April 24, 1999


INTELLECTUAL PROPERTY PURCHASE AGREEMENT                                PAGE 16

                                    EXHIBIT A

                   LIST OF LAWSUITS (DEFINED INTO LITIGATION)


         Neuromedical Systems, Inc. v. NeoPath, Inc., No. 96 Civ. 5245 (S.D.N.Y. filed July 1996).

         NeoPath, Inc. v. Neuromedical Systems, Inc., No. C97-496 WD (W.D. Wash. filed March 1997).

         NeoPath, Inc. v. Neuromedical Systems, Inc., No. C98-341C WD (W.D. Wash. filed March 1998).


EXHIBIT A                                                                PAGE 1